Exhibit 99.1

Press Contact:

Jessie Brumfiel

805-686-8407

jbrumfiel@neoterragroup.com

CallWave To Present at First Albany Capital Growth Conference

SANTA BARBARA, Calif. – December 2, 2004 — CallWave, Inc. (Nasdaq: CALL), a leading provider of VoIP applications, today announced that David F. Hofstatter, President and Chief Executive Officer, and Jason S. Spievak, Chief Financial Officer, will present at the First Albany Capital Annual Growth Conference on Tuesday, December 7th, 2004, at 4:00 p.m. EST. The event is being held at The Mandarin Oriental in New York City.

The presentation will be webcast live and will be available in the investor relations section of the Company’s website at http://www.callwave.com,

About CallWave

CallWave (NASDAQ: CALL) is a leader in VoIP enhanced services. The company provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing networks — landline, mobile, and IP — by adding software-based call-handling features, and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding CallWave Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Quarterly Report or Form 10-Q for the most recently ended fiscal quarter.

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